AMENDMENT TO THE

PARTICIPATION AGREEMENT

THIS AMENDMENT (the “Amendment”) to the Participation Agreement is made as of this 13 day of April, 2015 (the “Effective Date”), by and between Great-West Life & Annuity Insurance Company (“GWL&A”), Great-West Life & Annuity Insurance Company of New York (formerly First Great-West Life & Annuity Insurance Company) (“GWL&ANY”), Columbia Funds Series Trust (the “Fund”), Columbia Management Investment Advisers, LLC (as assignee of Columbia Management Advisors, LLC) (the “Adviser”), and Columbia Management Investment Distributors, Inc. (as assignee of Columbia Management Distributors, Inc.) (the “Distributor”) (each a “Party” and collectively the “Parties”).

WHEREAS, the Parties entered into a Participation Agreement dated October, 2006 (the “Agreement”);

WHEREAS, First Great-West Life & Annuity Insurance Company has changed its name to Great-West Life & Annuity Insurance Company of New York; and

WHEREAS, the Parties now desire to amend the Agreement.

NOW, THEREFORE, the Parties agree to the following:

1. All references in the Agreement to the “National Association of Securities Dealers” or to “NASD” are hereby deleted and replaced with the “Financial Industry Regulatory Authority” or “FINRA” as appropriate.

2. All references in the Agreement to “First Great-West Life & Annuity Insurance Company” or to “FGWL&A” are hereby deleted and replaced with “Great-West Life & Annuity Insurance Company of New York” or “GWL&ANY” as appropriate.

3. Schedule B of the Agreement is hereby deleted in its entirety and replaced with Schedule B attached hereto.

4. Except to the extent modified by this Amendment, the remaining provisions of the Agreement will remain in full force and effect. In the event of a conflict between the provisions of the Agreement and those of this Amendment, the Amendment will control.

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GWLA GWLANY Columbia Amendment to 2006 FPA 03-2015

IN WITNESS WHEREOF, the Parties have executed this Amendment to be effective as of the Effective Date.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:	/s/ Charles P. Nelson
Name:	Charles P. Nelson
Title:	Exe Vice President

GREAT-WEST LIFE & ANUITY INSURANCE COMPANY of NEW YORK

By:	/s/ Charles P. Nelson
Name:	Charles P. Nelson
Title:	Exe Vice President

COLUMBIA FUNDS SERIES TRUST

By:	/s/ Christopher O. Petersen
Name:	Christopher O. Petersen
Title:	President

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ Joseph Kringdon
Name:	Joseph Kringdon
Title:	Head of Intermediary Dist.

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By:	/s/ Joseph Kringdon
Name:	Joseph Kringdon
Title:	Head of Intermediary Dist.

GWLA GWLANY Columbia Amendment to 2006 FPA 03-2015 Page 2 of 3

Schedule B

Designated Contracts

Great-West Life & Annuity Insurance Company Contracts:

FutureFunds Series Account

FutureFunds Select

FutureFunds II Series Account

Great-West Life & Annuity Insurance Company of New York Contracts:

FutureFunds II Series Account

GWLA GWLANY Columbia Amendment to 2006 FPA 03-2015 Page 3 of 3